                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                        Date of Report:  March 11, 1994
                         Commission file number   1-41


                                  SAFEWAY INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                     94-3019135
             --------                                     ----------
  (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                      Identification No.)

     FOURTH AND JACKSON STREETS
        OAKLAND, CALIFORNIA                                  94660
        -------------------                                  -----
(Address of principal executive offices)                   (Zip Code)

    Registrant's telephone number,                       (510) 891-3000
        including area code                              --------------


                                 Not Applicable

               (Former name, former address and former fiscal year,
                         if changed since last report.)

                                  SAFEWAY INC.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  The following exhibits are filed as part of this Report:

              12.1    Computation of Ratio of Earnings to Fixed Charges

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                  SAFEWAY INC.
                                  ------------
                                   REGISTRANT



Date:  March 11, 1994                   By:  /s/  F.J. Dale
                                             -------------------------------
                                             F. J. Dale
                                             Group Vice President Finance

                                                                  Exhibit 12.1

                                 SAFEWAY INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in millions)



                                                                  1993           1992         1991         1990         1989
                                                                 -------        -------      -------      -------      -------
Income before income taxes,
     extraordinary loss and cumulative
     effect of accounting changes                                $ 216.3        $ 197.4      $ 166.2      $ 194.7      $  94.0

Add interest expense                                               265.5          290.4        355.4        384.1        382.8

Add interest on rental expense (a)                                  88.0           88.0         83.0         82.0         74.0

Equity in (earnings) loss of unconsolidated affiliates             (33.5)         (39.1)       (45.8)       (25.5)         4.0

Less gain on common stock offering by
     unconsolidated affiliate                                       -              -           (27.4)        -            -

Add minority interest in subsidiary                                  3.5            1.7          1.3          1.4          1.2
                                                                 -------        -------      -------      -------      -------
     Earnings                                                    $ 539.8        $ 538.4      $ 532.7      $ 636.7      $ 556.0
                                                                 =======        =======      =======      =======      =======


Interest expense                                                 $ 265.5        $ 290.4      $ 355.4      $ 384.1      $ 382.8

Add capitalized interest                                             4.2            8.0         10.6          3.3          1.4

Add interest on rental expense (a)                                  88.0           88.0         83.0         82.0         74.0
                                                                 -------        -------      -------      -------      -------
     Fixed charges                                               $ 357.7        $ 386.4      $ 449.0      $ 469.4      $ 458.2
                                                                 =======        =======      =======      =======      =======

     Ratio of earnings to fixed charges                             1.51 (b)       1.39         1.19 (c)     1.36         1.21
                                                                 =======        =======      =======      =======      =======


(a) Based on a 10% discount factor on the estimated present value of future operating lease payments.

(b) Safeway's ratio of earnings to fixed charges for the 52 weeks ended January 1, 1994, was adversely affected by a $54.9 million charge to operating and administrative expense for severance payments to be made to retail employees in the Alberta, Canada division as part of a voluntary employee buyout. Excluding this charge the ratio of earnings to fixed charges for 1993 would have been 1.66.

(c) The ratio of earnings to fixed charges for 1991 was adversely affected because 1991 earnings included a charge to operating profit of $115 million in connection with the bankruptcy of AppleTree Markets, Inc. ("AppleTree"). The $115 million charge was an estimate of the eventual net lease and related cash payments which Safeway expected to make over a period of up to 16 years in connection with any liability Safeway may have on the leases assigned to AppleTree as part of the sale of the Company's former Houston division. Excluding this charge, the ratio of earnings to fixed charges for 1991 would have been 1.44.